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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 26, 2013 (November 22, 2013)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2013, Holly Energy Partners – Operating, L.P. (the “Borrower”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (the “Partnership”), entered into an Agreement and Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Second Amended and Restated Security Agreement (the “Amendment”) with certain of its subsidiaries acting as guarantors, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), an issuing bank and a lender, and certain other lenders party thereto. The Amendment amends certain terms of the Second Amended and Restated Credit Agreement, dated February 14, 2011, among the Borrower, the Administrative Agent, Union Bank, N.A., as syndication agent, BBVA Compass Bank and U.S. Bank, National Association, as co-documentation agents, and certain other lenders, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated February 3, 2012 and by Amendment No. 2 to Second Amended and Restated Credit Agreement, dated June 29, 2012 (the “Credit Agreement”). Principally, the Amendment increases the maximum amount of the revolving credit facility from $550,000,000 to $650,000,000 (which amount can, upon Borrower’s request and upon the satisfaction of certain conditions, be increased by an additional $200,000,000) and extends the maturity date of the Credit Agreement from June 29, 2017 to November 22, 2018.

The Amendment also reduces the applicable margins and certain commitment fees under the Credit Agreement. As amended, indebtedness under the Credit Agreement bears interest, at the Borrower’s option, at either (a) the reference rate as announced by the Administrative Agent plus an applicable margin (ranging from 0.625% to 1.50%) or (b) at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus an applicable margin (ranging from 1.625% to 2.50%). In each case, the applicable margin is based upon the ratio (the “Total Leverage Ratio”) of the Partnership and its Subsidiaries’ (as defined in the Credit Agreement) funded debt (as defined in the Credit Agreement) to EBITDA (earnings before interest, taxes, depreciation and amortization, as defined in the Credit Agreement). The Borrower incurs a commitment fee on the unused portion of the Credit Agreement at a rate ranging from 0.30% to 0.45% based upon the Total Leverage Ratio for the four most recently completed fiscal quarters.

The Credit Agreement is available to fund capital expenditures, investments, acquisitions, distribution payments and working capital and for general partnership purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Agreement and Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Second Amended and Restated Security Agreement dated November 22, 2013, among Holly Energy Partners — Operating, L.P., certain of its subsidiaries acting as guarantors, Wells Fargo Bank, National Association, as administrative agent, an issuing bank and a lender, and certain other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    November 26, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement and Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Second Amended and Restated Security Agreement dated November 22, 2013, among Holly Energy Partners — Operating, L.P., certain of its subsidiaries acting as guarantors, Wells Fargo Bank, National Association, as administrative agent, an issuing bank and a lender, and certain other lenders party thereto.